UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2005

SEARS, ROEBUCK AND CO. (Exact name of registrant as specified in charter)

New York (State or Other Jurisdiction of Incorporation)	1-416 (Commission File Number)	36-1750680 (IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois (Address of principal executive offices)		60179 (Zip code)
Registrant's telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section - 5	Corporate Governance and Management

Item 5.04	Temporary Suspension of Trading Under Registrant's Employee Benefit Plans
(a)

On February 25, 2005, Sears, Roebuck and Co. commenced mailing of the Important Notice Concerning Limitations on Trading in Sears, Roebuck and Co. Stock (the "Notice") to certain executive officers and directors of Sears. The Notice informed such executive officers and directors of a temporary suspension of transactions involving Sears equity securities as well as the Sears common stock fund under the Sears 401(k) Savings Plan, the Sears Puerto Rico Savings Plan and the Lands' End, Inc. Retirement Plan in connection with Sears' pending business combination with Kmart Holding Corporation. The suspension is necessary in order for the plans' trustees to process and implement participant's instructions with respect to the election of consideration to be received in the business combination and is expected to begin on March 22, 2005 and end on the date that is approximately two weeks after the closing of the business combination. A copy of the Notice, which includes all the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99(a) and is incorporated herein by reference.

Section - 9	Financial Statements and Exhibits

Item - 9.01	Financial Statements and Exhibits
Exhibit 99(a) - Important Notice Concerning Limitations on Trading in Sears, Roebuck and Co. Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS, ROEBUCK AND CO.
By:	/s/ Michael J. Graham Michael J. Graham Vice President and Controller

Date: February 25, 2005

EXHIBIT INDEX

Exhibit No.
99(a)	Important Notice Concerning Limitations on Trading in Sears, Roebuck and Co. Stock

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